UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2007
__________________________________________________
Date of Report (Date of earliest event reported)

EYI INDUSTRIES, INC.
_____________________________________________________
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-29803
(Commission File Number)

88-0407078
(IRS Employer Identification No.)

7865 Edmonds Street, Burnaby, BC Canada
(Address of principal executive offices)

V3N 1B9
(Zip Code)

604-759-5031
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 30, 2007 we received letters from Flaming Gorge, Inc., a company controlled by Mr. Jay Sargeant and O'Neill Enterprises, Inc., a company controlled by Mr. Dori O'Neill, requesting the termination of their respective Consulting Agreements with the Company and requesting waiver of the one year notice requirement. The Company agreed to the termination effective April 30, 2007.

Item 1.01 Entry Into a Material Definitive Agreement.

On May 1, 2007 the Company entered into Consulting Agreements with Flaming Gorge, Inc. a company controlled by Mr. Jay Sargeant and Global Mutual Benefit Network, Inc., a company controlled by Mr. Dori O'Neill to provide consulting services to the Company for a period of five years effective May 1, 2007.


ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Termination Letter from Flaming Gorge, Inc. dated
April 30, 2007

Exhibit 10.2 Termination Letter from O'Neill Enterprises, Inc.
dated April 30, 2007

Exhibit 10.3 Consulting Agreement dated May 1, 2007 between the Company and Flaming Gorge, Inc.

Exhibit 10.4 Consulting Agreement dated May 1, 2007 between the Company and Global Mutual Benefit Network, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934,as amended,the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYI INDUSTRIES, INC.

Date: May 2, 2007

By: /s/ Jay Sargeant
Jay Sargeant
President and Chief Executive Officer